UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 19, 2004

SENTO CORPORATION

(Exact name of registrant as specified in its charter)

Utah	000-06425	87-0284979
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

808 East Utah Valley Drive American Fork, Utah	84003
(Address of principal executive offices)	(Zip Code)

(801) 492-2000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 19, 2004, Sento Corporation issued a press release reporting its unaudited financial results for the fiscal quarter ended September 30, 2004, and announcing its quarterly conference call, a copy of which is attached as Exhibit 99.01.

The information included in this report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Forward Looking Statements

Statements in this report that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Sento’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to Sento as of such date.  Sento assumes no obligation to update any forward-looking statement.  Actual results could differ materially from those anticipated for a number of reasons, including, among others: Sento’s stock price has historically been volatile; variations in market and economic conditions; the effect on Sento’s earnings of the repricing of options; Sento’s dependence on its limited number of key clients; reduction in services requested by Sento’s clients resulting in lower revenues for Sento; Sento’s ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors.  Risk factors, cautionary statements and other conditions that could cause actual results to differ from Sento’s current expectations are contained in Sento’s filings with the Securities and Exchange Commission, including Sento’s Annual Report on Form 10-KSB, as amended.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

99	Miscellaneous
99.01	Public release dated October 19, 2004	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTO CORPORATION

Date: October 19, 2004	By	/s/ Anthony Sansone
Anthony Sansone, CFO